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                                                                 EXHIBIT 10.6.10


                            ASSET PURCHASE AGREEMENT
                         (KKOL-AM, SEATTLE, WASHINGTON)


        AGREEMENT (the "Agreement") dated as of APRIL 1, 1999 by and between INSPIRATION MEDIA, INC. ("Buyer"), and SONSINGER, INC. (collectively referred to herein as "Seller").

                                    RECITALS:

        1. Seller is the owner of the licenses and authorizations issued by the FCC for the operation of radio station KKOL(AM), Seattle, Washington, (the "Station").

        2. Buyer desires to acquire substantially all the assets of the Station, and Seller is willing to convey such assets to Buyer.

        3. The acquisition of the Station is subject to prior approval of the FCC.

        NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer hereby agree as follows:

                                    ARTICLE 1

                                   TERMINOLOGY

        1.1 ACT. The Communications Act of 1934, as amended.

        1.2 ASSUMED OBLIGATIONS. Such term shall have the meaning defined in
Section 2.3.

        1.3 BUSINESS DAY. Any calendar day, excluding Saturdays and Sundays, on which federally chartered banks in the city of Seattle, Washington, are regularly open for business.

        1.4 CLOSING. The closing with respect to the transactions contemplated by this Agreement.

        1.5 CLOSING DATE. The date determined as the Closing Date as provided in Section 8.1.


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        1.6 DOCUMENTS. This Agreement and all Exhibits and Schedules hereto, and each other agreement, certificate, or instrument delivered pursuant to or in connection with this Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

        1.7 EXCLUDED ASSETS. Such term shall have the meaning defined in
Section 2.2.

        1.8 FCC.  Federal Communications Commission.

        1.9 FCC LICENSES. The licenses, permits and authorizations of the FCC for the operation of the Station.

        1.10 FCC ORDER. An order or decisions of the FCC granting its consent to the assignment of the FCC Licenses to Buyer.

        1.11 FINAL ACTION. An action of the FCC that has not been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely petition for reconsideration or administrative or judicial appeal or sua sponte action of the FCC with comparable effect is pending and as to which the time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC has expired.

        1.12 LIEN. Any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

        1.13 PERMITTED LIEN. Any statutory lien which secures a payment not yet due that arises, and is customarily discharged, in the ordinary course of Seller's business; any easement, right-of-way or similar imperfection in the Seller's title to its assets or properties that, individually and in the aggregate, are not material in character or amount and do not and are not reasonably expected to materially impair the value or materially interfere with the use of any asset or property of the Seller material to the operation of its business as it has been and is now conducted.

        1.14 PURCHASE PRICE. One Million Three Hundred and Fifty Thousand Dollars ($1,350,000).

        1.15 RULES AND REGULATIONS. The rules of the FCC as set forth in Volume 47 of the Code of Federal Regulations, as well as such other policies of the Commission, whether contained in the Code of Federal Regulations, or not, that apply to the Station.


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        1.16 SALE ASSETS. All of the tangible and intangible assets to be transferred by Seller to Buyer as set forth in Section 2.1.

        1.17 STATION AGREEMENTS. The agreements, commitments, contracts and other items described in Section 2.1(c) which relate to operation of the Station.

        1.18 TANGIBLE PERSONAL PROPERTY. The personal property described in
Section 2.1(a).

                                   ARTICLE II

                                PURCHASE AND SALE

        2.1 SALE ASSETS. On the Closing Date, Seller will sell, transfer, assign and convey to Buyer, and Buyer will purchase from Seller, free and clear of all Liens, except Permitted Liens, all of Seller's right, title and interest, legal and equitable, in and to all tangible and intangible assets (except Excluded Assets) used or useful in the operation of the Station as it has been and is now operated, including the following:

            (a) TANGIBLE PERSONAL PROPERTY. All equipment, parts, supplies, furniture, fixtures and other tangible personal property now or hereafter owned by Seller and used and/or useful in the operation of the Station as it has been and is now operated, together with such modifications, replacements, improvements and additional items, and subject to such deletions therefrom, made or acquired between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

            (b) LICENSES AND PERMITS. The FCC Licenses and all other assignable or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Seller or hereafter obtained by Seller between the date hereof and the Closing Date, to the extent such other permits, licenses and authorizations pertain to or are used in the operation of the Station.

            (c) STATION AGREEMENTS. All agreements which Seller is a party to or bound by, including without limitation all leases, contracts for sale of air time and trade agreements; any renewals, extensions, amendments or modifications of those agreements being assumed which are made in the ordinary course of Seller's operation of the Station and in accordance with the terms and provisions of this Agreement; and any additional such agreements, contracts, leases, commitments or orders (and any renewals, extensions, amendments or modifications thereof) made or entered into between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement and which Buyer elects to assume in writing.

            (d) RECORDS. True and complete copies of all of the books, records, accounts, files, logs, ledgers, reports of engineers and other consultants or independent contractors, pertaining to or used in the operation of the Station (other than corporate records).


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            (e) MISCELLANEOUS ASSETS. Any other tangible or intangible assets, properties or rights of any kind or nature not otherwise described above in this
Section 2.1 and now or hereafter owned or used by Seller in the operation of the Station, including but not limited to all goodwill of the Station.

        2.2 EXCLUDED ASSETS. Notwithstanding any provision of this Agreement to the contrary, Seller shall not transfer, convey or assign to Buyer, but shall retain all of its right, title and interest in and to, the following assets owned or held by it on the Closing Date ("Excluded Assets"):

            (a) Any and all cash, cash equivalents, cash deposits to secure contract obligations (except to the extent Seller receives a credit therefor under Section 2.7, in which event the deposit shall be included as part of the Sale Assets), all inter-company receivables from any affiliate of Seller and all other accounts receivable, bank deposits and securities held by Seller in respect of the Station at the Closing Date.

            (b) Any and all claims of Seller with respect to transactions prior to the Closing including, without limitation, claims for tax refunds and refunds of fees paid to the FCC.

            (c) All prepaid expenses (except to the extent Seller receives a credit therefor under Section 2.5, in which event the prepaid expense shall be included as part of the Sale Assets).

            (d) All contracts of insurance and claims against insurers.

            (e) All contracts that are terminated in accordance with the terms and provisions of this Agreement or have expired prior to the Closing Date in the ordinary course of business; and all loans and loan agreements.

            (f) All tangible personal property disposed of or consumed between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

            (g) All commitments, contracts and agreements not specifically assumed by Buyer pursuant to Section 2.1(d), above.


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        2.3 ASSUMPTION OF LIABILITIES.

            (a) At the Closing, Buyer shall assume and agree to perform, without duplication of Seller's performance, the following liabilities and obligations of Seller (the "Assumed Obligations"):

                (i) Current liabilities of Seller for which Buyer receives a credit pursuant to Section 2.5, but not in excess of the amount of such credit.

               (ii) Liabilities and obligations arising under the Station Agreements assumed by and transferred to Buyer in accordance with this Agreement, but only to the extent such liabilities and obligations relate to any period of time after the Closing Date.

            (b) Except for the Assumed Obligations, Buyer shall not assume or in any manner be liable for any duties, responsibilities, obligations or liabilities of Seller of any kind or nature, whether express or implied, known or unknown, contingent or absolute, including, without limitation, any liabilities to or in connection with Seller's employees whether arising in connection with the transaction contemplated hereunder or otherwise..

        2.4 ALLOCATION OF THE PURCHASE PRICE. Prior to Closing, Buyer and Seller shall agree to an allocation of the Purchase Price. Buyer and Seller shall use such allocation for all reporting purposes in connection with federal, state and local income and, to the extent permitted under applicable law, franchise taxes. Buyer and Seller agree to report such allocation to the Internal Revenue Service in the form required by Treasury Regulation 1.10601T.

        2.5 ADJUSTMENT OF PURCHASE PRICE.

            (a) All operating income and operating expenses of the Station shall be adjusted and allocated between Seller and Buyer, and an adjustment in the Purchase Price shall be made as provided in this Section, to the extent necessary to reflect the principle that all such income and expenses attributable to the operation of the Station on or before the Closing Date shall be for the account of Seller, and all income and expenses attributable to the operation of the Station after the closing Date shall be for the account of Buyer.

            (b) To the extent not inconsistent with the express provisions of this Agreement, the allocations made pursuant to this Section 2.5 shall be made in accordance with generally accepted accounting principles.

            (c) For purposes of making the adjustments pursuant to this Section, Buyer shall prepare and deliver the Adjustment List to Seller within thirty (30) days following the Closing Date, or such earlier or later date as shall be mutually agreed to by Seller and Buyer. The Adjustment List shall set forth the Adjustment Amount. If the Adjustment Amount is a credit to the account of Buyer, Seller shall pay such amount to Buyer, and if the Adjustment Amount is a charge to the account of Buyer, Buyer shall pay such amount to Seller. In the event Seller disagrees with the Adjustment Amount determined by Buyer or with any other matter arising out of this subsection, and Buyer and Seller cannot within sixty (60) days resolve the disagreement themselves, the parties will refer the disagreement to a firm of independent certified public accountants, mutually acceptable to Seller and Buyer, whose decision shall be final and whose fees and expenses shall be allocated between and paid by Seller and Buyer, respectively, to the extent that such party does not prevail on the disputed matters decided by the accountants.


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                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer as follows:

        3.1 ORGANIZATION AND GOOD STANDING. Seller has all requisite power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted until the Closing.

        3.2 AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS. The execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action on the part of Seller. This Agreement constitutes (and each of the other Documents, when so executed and delivered, will constitute) legal and valid obligations of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights or remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        3.3 FCC LICENSES. Seller is the holder of the FCC Licenses, and the FCC Licenses are valid, in good standing and in full force and effect and constitute all of the licenses, permits and authorizations required by the Act, the Rules and Regulations or the FCC for, or used in, the operation of the Station as now operated.

        3.4 STATION AGREEMENTS. All Station Agreements are legal, valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in any proceeding at law or in equity; (ii) neither Seller nor, to the knowledge of Seller, any other party thereto, is in material breach of or in material default under any Station Agreements; (iii) to the knowledge of Seller, there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute a material default under, or result in the material breach of, any Station Agreements which are, individually or in the aggregate, material to the operation of the Station; and (iv) Seller holds the right to enforce and receive the benefits under all of the Station Agreements, free and clear of all Liens (other than Permitted Liens) but subject to the terms and provision of each such agreement.


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                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as follows:

        4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation validly existing and in good standing under the laws of the State of Washington. Buyer has all requisite corporate power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

        4.2 AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS. Buyer's execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Buyer. The Documents, when executed and delivered by the parties hereto, will constitute the valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and except as may be limited by general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law).

                                    ARTICLE V

                     TRANSACTIONS PRIOR TO THE CLOSING DATE

        5.1 CONDUCT OF THE STATION'S BUSINESS PRIOR TO THE CLOSING DATE. Seller covenants and agrees with Buyer that between the date hereof and the Closing Date, unless the Buyer otherwise agrees in writing (which agreement shall not be unreasonably withheld), Seller shall:

            (a) Use reasonable efforts to operate the Station in substantially the manner in which it is currently being operated:

            (b) Operate the Station and otherwise conduct its business in accordance with the terms or conditions of its FCC Licenses, the Rules and Regulations, the Act and all other rules and regulations, statutes, ordinances and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Station, except where the failure to so operate the Station would not have a material adverse effect on the Sale Assets or the operation of the Station or on the ability of Seller to consummate the transactions contemplated hereby;


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            (c) Comply in all material respects with all Station Agreements now or hereafter existing which are material, individually or in the aggregate, to the operation of the Station;

            (d) Not mortgage, pledge or subject to any Lien (except in the ordinary course of business) any of the Sale Assets;

        5.2 GOVERNMENTAL CONSENTS. Seller and Buyer shall file with the FCC, within five (5) business days after the execution of this Agreement, such applications and other documents in the name of Seller or Buyer, as appropriate, as may be necessary or advisable to obtain the FCC Order. Seller and Buyer shall take all commercially reasonable steps necessary to prosecute such filings with diligence and shall diligently oppose any objections to, appeals from or petitions to reconsider such approval of the FCC, to the end that the FCC Order may be obtained as soon as practicable; provided, however, that in the event the application for assignment of the FCC Licenses has been designated for hearing, either Buyer or Seller may elect to terminate this Agreement pursuant to Section 10.1(c).

        5.3 FCC REPORTS. Seller shall continue to file, on a current basis until the Closing Date, all reports and documents required to be filed with the FCC with respect to the Station. Seller shall provide Buyer with copies of all such filings within five business days of the filing with the FCC.

        5.4 CONVEYANCE FREE AND CLEAR OF LIENS. At or prior to the Closing, Seller shall obtain executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets and properties as security for payment of loans and other obligations or judgments and of any other Liens on the Sale Assets. At the closing, Seller shall transfer and convey to Buyer all of the Sale Assets free and clear of all Liens.

                                   ARTICLE VI

                           CONDITIONS PRECEDENT TO THE
                          OBLIGATIONS OF BUYER TO CLOSE

        Buyer's obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:

        6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with same effect as though made at such time except for changes that are not materially adverse to the Station or the Sale Assets taken as a whole.


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        6.2 PERFORMANCE OF AGREEMENTS. Seller shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

        6.3 FCC AND OTHER CONSENTS.

            (a) The FCC Order shall have been issued by the FCC without any Material Adverse Condition affecting Buyer and shall have become effective under the rules of the FCC; provided that Buyer's obligations to close the transaction contemplated by this Agreement shall be subject to the further condition that the FCC Order shall have become a Final Order without any material adverse condition affecting Buyer if:

                (i) A petition to deny or other third party objection shall have been filed with the FCC prior to the date on which the FCC Order shall have been issued and become effective and such petition or objection is not withdrawn prior to a scheduled closing date; or

                (ii) Buyer does not receive consent from its lenders to close the transaction contemplated by this Agreement prior to Final Action of the FCC.

            (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of the FCC Licenses to Buyer shall have been satisfied.

            (c) All other authorizations, consents, approvals and clearances of federal, state or local governmental agencies required to permit the consummation by Buyer of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have a material adverse effect on the operations of the Station.

                                   ARTICLE VII

                           CONDITIONS PRECEDENT OF THE
                          OBLIGATION OF SELLER TO CLOSE

        The obligation of Seller to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the closing Date, of each of the following conditions, unless waived by Seller in writing:

        7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be complete and correct in all


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material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that are not materially adverse to Seller.

        7.2 PERFORMANCE OF AGREEMENTS. Buyer shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

        7.3 FCC AND OTHER CONSENTS.

            (a) The FCC Order shall have been issued by the FCC and shall have become effective under the rules of the FCC without a material adverse condition affecting Seller.

            (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Buyer.

            (c) All other authorizations, consents, approvals and clearances of all Federal, state and local governmental agencies required to permit the consummation by Seller of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have any material adverse effect on Seller.

                                  ARTICLE VIII

                                     CLOSING

        8.1 TIME AND PLACE. The Closing shall take place at the offices of Salem Communications Corporation or at such other place as the parties agree, at 10:00 A.M. on the date (the "Closing Date") that is the later of (i) the fifth Business Day after the Applicable Date or (ii) the date as soon as practicable following satisfaction or waiver of the conditions precedent hereunder. The Applicable Date shall be (i) the date on which issuance of the FCC Order without any Material Adverse Condition has been published, or (ii) the date on which the FCC Order shall have become a Final Order, if:

            (a) A petition to deny or other third party objection shall have been filed with the FCC prior to the date on which the FCC Order shall have been issued and become effective and such petition or objection is not withdrawn prior to a scheduled closing date; or


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            (b) Buyer does not receive consent from its lenders to close the transaction contemplated by this Agreement prior to Final Action of the FCC.

        8.2 DOCUMENTS TO BE DELIVERED TO BUYER BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

            (a) Certified resolutions of Seller's shareholders and board of directors approving the execution and delivery of this Agreement and each of the other documents and authorizing the consummation of the transactions contemplated hereby and thereby.

            (b) A bill of sale and other instruments of transfer and conveyance transferring to Buyer the Tangible Personal Property.

            (c) Executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets as security for payment of loans and other obligations and of any other Liens (other than Permitted Liens).

            (d) An instrument or instruments assigning to Buyer all right, title and interest of Seller in and to all Station Agreements being assumed by Buyer.

            (e) An instrument assigning to Buyer all right, title and interest of Seller in the FCC Licenses, all pending applications relating to the station before the FCC, and any remaining Sale Assets not otherwise conveyed.

            (f) An unwind agreement in form and substance to satisfactory to all parties, in the event Closing occurs prior to the FCC Order becoming a Final Action.

            (g) Such additional information and materials as Buyer shall have reasonably requested, including without limitation, evidence that all consents and approvals required as a condition to Buyer's obligation to close hereunder have been obtained.

        8.3 DOCUMENTS TO BE DELIVERED TO SELLER BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

            (a) Certified resolutions of Buyer's Board of Directors approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transaction contemplated hereby and thereby.

            (b) The Purchase Price.

            (c) The agreement of Buyer assuming the obligations under any Station Agreements being assumed by Buyer.


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            (d) An unwind agreement in form and substance to satisfactory to all parties, in the event Closing occurs prior to the FCC Order becoming a Final Action.

            (e) Such additional information and materials as Seller shall have reasonably requested.

                                   ARTICLE IX

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

        9.1 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations, warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing for a period of ninety (90) days, and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period. In the event such a notice is so given, the right to indemnification with respect thereto under this Article shall survive the Survival Period until such claim is finally resolved and any obligations with respect thereto are fully satisfied. Notwithstanding the foregoing, the provisions for survival and the making of claims shall not apply to the agreements whereby Buyer assumes the obligations under Subsections 8.3(c), each of which agreements shall be governed by its own terms.

        9.2 INDEMNIFICATION IN GENERAL. Buyer and Seller agree that the rights to indemnification and to be held harmless set forth in this Agreement shall, as between the parties hereto and their respective successors and assigns, be exclusive of all rights to indemnification and to be held harmless that such party (or its successors or assigns) would otherwise have by statute, common law or otherwise.

        9.3 INDEMNIFICATION BY SELLER. Seller shall indemnify and hold harmless Buyer and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys' fees) relating to or arising out of:

            (a) Any breach or non-performance by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Documents; or

            (b) The ownership or operation by Seller of the Station or the Sale Assets on or prior to the Closing Date; or


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            (c) All other liabilities and obligations of Seller other than the
Assumed Obligations; or

            (d) Noncompliance by Seller with the provisions of the Bulk Sales Act, if applicable, in connection with the transaction contemplated hereby.

        9.4 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless Seller and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys' fees) relating to or arising out of:

            (a) Any breach or non-performance by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Document; or

            (b) The ownership or operation of the Station after the Closing Date; or

            (c) All other liabilities or obligations of Buyer.

                                    ARTICLE X

                         TERMINATION; LIQUIDATED DAMAGES

       10.1 TERMINATION. If Closing shall not have previously occurred, this Agreement shall terminate upon the earliest of:

            (a) the giving of written notice from Seller to Buyer, or from Buyer to Seller, if:

                (i) Seller gives such termination notice and is not at such time in material default hereunder, or Buyer gives such termination notice and Buyer is not at such time in material default hereunder; and

                (ii) Either:

                     (A) any of the representations or warranties contained herein of Buyer (if such termination notice is given by Seller) or of Seller (if such termination notice is given by Buyer) are inaccurate in any respect and materially adverse to the party giving such termination notice, unless the inaccuracy has been induced by or is the result of actions or omissions of the party giving such termination notice; or

                     (B) Any material obligation to be performed by Buyer (if such termination notice is given by Seller) or by Seller (if such termination notice is


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given by Buyer) is not timely performed in any material respect, unless the lack of timely performance has been induced by or is the result of actions or omissions of the party giving such termination notice; or

                     (C) Any condition (other than those referred to in foregoing Clauses (A) and (B)) to the obligation to close the transaction contemplated herein of the party giving such termination notice has not been timely satisfied; and any such inaccuracy, failure to perform or non-satisfaction of a condition neither has been cured nor satisfied within twenty (20) days after written notice thereof from the party giving such termination notice nor waived in writing by the party giving such termination notice.

                (b) Written notice from Seller to Buyer, or from Buyer to Seller, at any time twelve (12) months after the execution of this Agreement provided that termination shall not occur upon the giving of such termination notice by Seller if Seller is at such time in material default hereunder or upon the giving of such termination notice by Buyer if Buyer is at such time in material default hereunder.

                (c) Written notice from Seller to Buyer, or from Buyer to Seller, at any time following a determination by the FCC that the application for consent to assignment of the FCC Licenses has been designated for hearing; provided that the party which is the subject of the hearing (or whose alleged actions or omissions resulted in the designation for hearing) may not elect to terminate under this subsection (c).

           10.2 OBLIGATIONS UPON TERMINATION.

                (a) In the event this Agreement is terminated pursuant to
Section 10.1(a)(ii)(A) or (B), the aggregate liability of Buyer for breach hereunder shall be limited as provided in Subsections (b), below and the aggregate liability for Seller for breach hereunder shall be limited as provided in Subsections (c), below. In the event this Agreement is terminated for any other reason, neither party shall have any liability hereunder.

                (b) If this Agreement is terminated by Seller's giving of valid written notice to Buyer pursuant to Subsection 10.1(a)(ii)(A) or (B), Buyer agrees that Seller shall be entitled to receive upon such termination, as liquidated damages and not as a penalty, the $100,000 (the "Liquidated Damages Amount"). SELLER'S RECEIPT OF THE LIQUIDATED DAMAGES AMOUNT SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER AND NOT A PENALTY, AND SHALL BE SELLER'S SOLE REMEDY AT LAW OR IN EQUITY FOR BUYER'S BREACH HEREUNDER IF CLOSING DOES NOT OCCUR. BUYER AND SELLER EACH ACKNOWLEDGE AND AGREE THAT THE LIQUIDATED DAMAGE AMOUNT IS REASONABLE IN LIGHT OF THE ANTICIPATED HARM WHICH WILL BE CAUSED BY BUYER'S BREACH OF THIS AGREEMENT, THE DIFFICULTY OF PROOF OF LOSS, THE INCONVENIENCE AND NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE TRANSACTION TO BE CONSUMMATED HEREUNDER.

                (c) If this Agreement is terminated by Buyer's giving of written notice to Seller pursuant to Subsection 10.1(a)(ii)(A) or (B), Buyer shall be entitled to receive, upon such termination, direct and actual damages.

                                   ARTICLE XI

                               CONTROL OF STATION

        Between the date of this Agreement and the Closing Date, Buyer shall not control, manage or supervise the operation of the Station or conduct of its business, all of which shall remain the sole responsibility and under the control of Seller, subject to Seller's compliance with this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

        12.1 FURTHER ACTIONS. From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

        12.2  PAYMENT OF EXPENSES.

              (a) Any fees assessed by the FCC in connection with the filings contemplated by Section 5.2(a) or consummation of the transactions contemplated hereby shall be shared equally between Seller and Buyer.

              (b) All state or local sales or use, stamp or transfer, grant and other similar taxes payable in connection with consummation of the transactions contemplated hereby shall be paid by the party primarily liable under applicable law to pay such tax.

              (c) Except as otherwise expressly provided in this Agreement, each of the parties shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transactions contemplated herein.

        12.3 SPECIFIC PERFORMANCE. Seller acknowledges that the Station is of a special, unique, and extraordinary character, and that any breach of this Agreement by Seller could not be compensated for by damages. Accordingly, if Seller shall breach its obligations under this Agreement, Buyer shall be entitled, in addition to any of the remedies that it may have, to enforcement of this Agreement (subject to obtaining any required approval of the FCC) by decree of specific performance or injunctive relief requiring Seller to fulfill its obligations under this Agreement. In any action by Buyer to equitably enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law or equity and agrees that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

        12.4 ENTIRE AGREEMENT. This Agreement, the Schedules and Exhibits hereto, and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof.

        12.5 BINDING EFFECT; BENEFITS. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        12.6 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Washington, including all matters of construction, validity and performance.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

SELLER:                                   BUYER:

SONSINGER, INC.                           INSPIRATION MEDIA, INC.



By: /s/ ERIC H. HALVORSON                 By: /s/ ERIC H. HALVORSON
--------------------------                --------------------------
        Eric H. Halvorson                         Eric H. Halvorson
        Vice President                            Vice President